Exhibit 31(d)
FIRST HORIZON CORPORATION
RULE 13a-14(a) CERTIFICATIONS OF CFO
Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
(ANNUAL REPORT)

CERTIFICATIONS

I, Hope Dmuchowski, certify that:

1. I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of First Horizon Corporation;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: March 4, 2022

/s/ Hope Dmuchowski
Hope Dmuchowski
Senior Executive Vice President and Chief Financial Officer